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                                                                   EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements of 3M Company on Form S-8 (Registration Nos. 33-14791, 33-49842, 33-58767, 333-26957, 333-30689, 333-30691, 333-44760, 333-44692, 333-73192, 333-
101727 and 333-101751), Form S-3 (Registration Nos. 33-48089, 333-42660, 333-
48922, 333-98163 and 333-103234), and Form S-4 (Registration No. 333-49830), of
our report dated February 10, 2003, except as to Note 12, for which the date is May 22, 2003, relating to the consolidated financial statements which appears in this Current Report on Form 8-K.


/s/ PricewaterhouseCoopers LLP
--------------------------------
PricewaterhouseCoopers LLP

Minneapolis, Minnesota
May 22, 2003